UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2004

Pioneer Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 570-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events

     On November 29, 2004, Pioneer Americas LLC, a subsidiary of the registrant, notified customers served by Pioneer Americas’ chlor-alkali plant in St. Gabriel, Louisiana that the plant had been restored to a full operating rate and that we had not found it necessary to allocate product deliveries to our contract customers.

     As reported in a current report on Form 8-K that we filed on November 22, 2004, we had notified our customers that the plant’s operating rate had been reduced in order to continue to meet emissions permit requirements. We had anticipated that the necessary delivery and installation of materials used in our emission control equipment could cause us to maintain a reduced operating rate until the end of November, with a resulting inability to supply all of our customers’ needs.

     Due to the efforts by our plant personnel, we were able to complete the project and restore the plant’s full operating rate on Thanksgiving Day. As a result we did not reduce deliveries to any of our customers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Kent R. Stephenson
Kent R. Stephenson
Vice President, General Counsel and Secretary

Dated: November 30, 2004